SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 15, 2003
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                        (Date of earliest event reported)


                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                             0-14815                   23-2413363
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(State of other jurisdiction    (Commission File Number)          (IRS Employer
  of incorporation)                                              Identified No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania             19422-0764
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(Address of principal executive offices)                         (Zip Code)



                                 (610)-825-8800
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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(Former name, ormer address and former fiscal year,if changed since last report)


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Item 5. Other Events
        ------------

         On September 15, 2003 Progress Financial Corporation reported the sale of its Corporate Headquarters building in blue Bell, PA. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference. This information, which is required by Item 12 of Form 8-K, is being provided under Item 9 pursuant to Commission Release 34-47583.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PROGRESS FINANCIAL CORPORATION





Dated:   September 15, 2003             By:     /s/ Michael B. High
                                            -----------------------------------
                                                Michael B. High
                                                Chief Operating Officer and
                                                Chief Financial Officer


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                                 Exhibit Index
                                 -------------





Exhibit No.             Description
-----------             -----------

   99.1                 Press Release, dated September 15, 2003

                                  Exhibit 99.1


            Press Release on Sale of Corporate Headquarters Building




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FOR IMMEDIATE RELEASE          Contacts:
September 15, 2003             Michael B. High, COO/CFO
                               610-941-4804
                               mhigh@progressbank.com
                               Dorothy Jaworski, Director of Investor Relations
                               484-322-4822
                               djaworski@progressbank.com


      Progress Sells Its Corporate Headquarters Building for $10.2 Million

     Blue Bell, PA,  September 15, 2003 - Progress  Financial  Corporation  (the
"Company" - Nasdaq: PFNC) of Blue Bell today announced the sale of it's Corporate Headquarters location, at 4 Sentry Parkway in Blue Bell to Mack-Cali Realty Corporation (NYSE: CLI), a public real estate investment trust. The
Company will continue to occupy the second floor under a long-term lease. The sale price was $10.2 million which will result in a pre-tax gain of approximately $1.2 million. The Company was represented by Smith Mack & Co., Inc. The Agreement of Sale was entered into by the Company prior to the announcement of the merger with FleetBoston Financial Corporation (NYSE: FBF) and proceeded to closing irrespective of merger.

     Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through twenty-one offices. The Company also offers financial planning services, life insurance, group employee benefits and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pa. The Company's common stock is traded on The Nasdaq Stock Market under the Symbol "PFNC".

                                      ####

     This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. When used in filings by the Company with the Securities and Exchange Commission, in the Company's press releases or other public or shareholder



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     communications,  or  in  oral  statements  made  with  the  approval  of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition that could cause actual results to differ
materially  from  historical   earnings  and  those  presently   anticipated  or
projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.